UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2020

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The Nasdaq Global Select Market
Mandatory Convertible Preferred Stock, Series A, $0.01 par value	AVGOP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

In September 2013 and January 2014, Hock Tan, President and Chief Executive Officer of Broadcom Inc. (the “Company”), was granted options to purchase an aggregate of 2.5 million shares of Company common stock (the “Options”), which have fully vested and which expire in September 2020 and January 2021, respectively. As a result, on October 1, 2019, Mr. Tan adopted a pre-arranged stock trading plan (“10b5-1 Plan”) to exercise the balance of these expiring Options and to automatically sell the resulting shares. Under the 10b5-1 Plan, Mr. Tan is expected to sell an aggregate of 1.9 million shares in multiple pre-scheduled sales, over a period of 12 months starting in January 2020. Mr. Tan continues to hold a long-term, multi-year performance stock unit award, granted in June 2017, under which he may earn a maximum of 756,000 shares of Company common stock (the “2017 Award”).

The 2017 Award may be earned, if at all, over two overlapping performance periods of three and four years, ending in June 2020 (“Period 1”) and June 2021 (“Period 2”), based on the Company’s total stockholder return performance as compared to the S&P 500 over such periods (“Relative TSR”). Mr. Tan may earn shares under the 2017 Award, as follows: up to 252,000 shares with respect to each of Period 1 and Period 2 if the Company’s Relative TSR is at the 75th percentile of the S&P 500 Index companies and up to an aggregate of 756,000 shares (inclusive of shares earned in both performance periods) if the Company’s Relative TSR is at or above the 90th percentile of the S&P 500 Index companies for Period 2.

The 2017 Award is subject to the terms and conditions of a Performance Share Unit Award Agreement, dated June 15, 2017, between the Company and Mr. Tan (the “PSU Agreement”) and the Avago Technologies Limited 2009 Equity Incentive Award Plan (the “2009 Plan”), and the foregoing description of the 2017 Award is qualified in its entirety by reference to the PSU Agreement, a copy of which is filed was previously filed with the Securities and Exchange Commission (the “SEC”) (see Exhibit 10.1 to Broadcom Limited’s Current Report on Form 8-K filed with the SEC on June 19, 2017), and to the 2009 Plan, a copy of which was previously filed with the SEC (see Exhibit 10.18 to Avago Technologies Limited’s Registration Statement on Form S-1/A previously filed with the SEC on July 27, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCOM INC.

Date: January 9, 2020	By:	/s/ Thomas H. Krause, Jr.
	Name:	Thomas H. Krause, Jr.
	Title:	Chief Financial Officer